UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	November 23, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement

            On November 28, 2005, Host America Corporation (the “Company”) terminated the Executive Employment Agreement (the “Agreement”), dated January 21, 2004, by and between the Company and Geoffrey Ramsey.  Pursuant to the Agreement, Mr. Ramsey has certain rights to arbitration following his termination.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On November 23, 2005, the Company terminated the employment of Anne Ramsey, Secretary and Director of Human Resources, effective immediately.  Ms. Ramsey will remain as a Director of the Company subject to her reelection by the shareholders at the next annual meeting of shareholders.

            On November 28, 2005, the Company gave notice to Geoffrey Ramsey, President and Chief Executive Officer, of its decision to terminate his employment with the Company, effective immediately.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: November 29, 2005	By: /s/ David Murphy
David Murphy
Chief Financial Officer